Exhibit 99.1

PRESS RELEASE

Contact:

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

January 15, 2026

Landmark Bancorp, Inc. Announces Conference Call to Discuss Fourth Quarter 2025 Earnings

(Manhattan, KS, January 15, 2026) Landmark Bancorp, Inc. (Nasdaq: LARK), the holding company for Landmark National Bank, announced today that it will release earnings for the fourth quarter of 2025 after the market closes on Wednesday, January 28, 2026. The Company will host a conference call to discuss these results on Thursday, January 29, 2026, at 10:00 am (CT).

Conference Call Information:

Date: Thursday, January 29, 2026

Time: 10:00am Central Time

Teleconference Dial-In: (833) 470-1428

Access Code: 980662

A replay of the earnings call will be available through February 5, 2026, by dialing (866) 813-9403 and using access code 974716.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.